UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 30, 2023, Pliant Therapeutics, Inc. (the “Company”) announced 24-week data from the 320 mg dose group of INTEGRIS-IPF, a multinational, randomized, dose-ranging, double-blind, placebo-controlled Phase 2a clinical trial of bexotegrast (PLN-74809) in patients with idiopathic pulmonary fibrosis. The 320 mg dose group met its primary and secondary endpoints demonstrating that bexotegrast was well tolerated up to 40 weeks and displayed a favorable pharmacokinetic profile. The trial’s exploratory efficacy endpoints assessed changes in forced vital capacity, Quantitative Lung Fibrosis imaging, patient reported cough severity and biomarkers. At Week 24, bexotegrast-treated patients demonstrated improvements across all of these exploratory efficacy endpoints versus placebo. A copy of the Company’s press release, titled “Pliant Therapeutics Announces Positive Long-Term Data from the INTEGRIS-IPF Phase 2a Trial Demonstrating Bexotegrast was Well Tolerated at 320 mg with Durable Improvement Shown in FVC and Across Multiple Measures,” is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 30, 2023, titled “Pliant Therapeutics Announces Positive Long-Term Data from the INTEGRIS-IPF Phase 2a Trial Demonstrating Bexotegrast was Well Tolerated at 320 mg with Durable Improvement Shown in FVC and Across Multiple Measures.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: May 1, 2023	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer